SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act

August 23, 2007
Date of Report
(Date of Earliest Event Reported)

Commission File No. 0-29935

Crown Equity Holdings Inc.
(Exact name of Registrant as specified in its charter)

Nevada, USA	33-0677140
(State of Incorporation)	(IRS Employer Identification No.)

9680 W Tropicana, Suite 110-117, Las Vegas, NV 89147
(Address of principal executive offices)(Zip Code)

Company's telephone number, including area code: (702) 425-1725

ITEM 5.02 Departure of Directors or Principal Officers; Election of Officers; Appointment of Principal Officers.

Harold Gewerter has resigned as a director of Crown Equity Holdings Inc. (the "Company") to pursue other opportunities. The Board has appointed Claudia Zaman, its CEO and CFO, as director to fill this vacancy.

ITEM 7.01 FD Disclosure

(a) The Company filed a press release on August 23, 2007, which is attached hereto as an exhibit.

(b)  The information in this Form 8-K shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in such filing.

ITEM 9.01 Financial Statements and Exhibits

Exhibit No.	Description of Exhibit

99(i)*	August 23, 2007 Press Release
__________________
* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CROWN EQUITY HOLDINGS INC.

August 23, 2007	By:	/s/ Claudia Zaman
Claudia Zaman, CEO